Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

January 26, 2005

American Community Bancshares, Inc. Announces Results for the Year ended December 31, 2004 and Declares Cash Dividend

Charlotte, North Carolina, – Randy P. Helton, President and Chief Executive Officer of American Community Bancshares, Inc. (NASDAQ SmallCap: ACBA; stock warrants NASDAQ SmallCap: ACBAW) the holding company for American Community Bank (ACB) and First National Bank of the Carolinas (FNB), announced sharply higher unaudited net income for the year ended December 31, 2004 of $2,897,000, which represents a 108.7% increase over the $1,388,000 earned in the similar period of 2003. The FNB acquisition accounted for $677,000 of the $1,509,000 increase in earnings. Earnings per share (diluted) increased to $0.79 compared to $0.48 in 2003. The return on average assets for the year was 0.83%, with a return on average equity of 9.09%.

For the fourth quarter of 2004, net income was $830,000 compared to $307,000 earned in the same period in 2003, an increase of 170.4%. The FNB acquisition accounted for $279,000 of the $523,000 increase. Earnings per share (diluted) for the fourth quarter were $0.21 compared to $0.10 in the fourth quarter of 2003.

During December, ACB recorded a $350,000 charge to pre-tax earnings in anticipation of acceptance of a proposed settlement involving ongoing litigation. The acceptance of the proposed settlement has not been confirmed and the appeals process regarding this litigation is continuing. Absent this charge, earnings for the year and three months ended December 31, 2004 would have been $3,117,000, or $0.85 per share (diluted), and $1,051,000, or $0.26 per share (diluted), respectively.

Total assets at December 31, 2004 were $399,089,000, with loans receivable of $304,338,000, deposits of $306,516,000 and stockholders’ equity of $37,126,000. Total assets increased $117,836,000 or 41.9% from December 31, 2003, loans increased $102,334,000 or 50.7%, deposits increased $98,353,000 or 47.3% and stockholders’ equity increased $12,937,000 or 53.5%. The acquisition of FNB added assets of $82,700,000, total loans of $56,200,000 and deposits of $61,300,000 at April 15, 2004.

The allowance for loan losses represented 1.13% of total loans at December 31, 2004. Non-performing loans totaled $881,000 or 0.29% of loans, an increase of $551,000 or 167.0% from the December 31, 2003 balance of $330,000 or 0.16% of loans. Non-performing loans from the FNB acquisition accounted for $124,000 of the increase. Non-earning assets (which includes non-performing loans, foreclosed real estate, and repossessed assets) totaled $1,192,000 at December 31, 2004 and represented 0.30% of total assets compared to $487,000 at December 31, 2003 which represented 0.14% of total assets. This increase of $705,000 represented a 144.8% increase from the balance at December 31, 2003. While non-earning assets increased over the prior year, management does not anticipate any significant loss due to our collateral position in these non-earning assets. Non-earning assets from the FNB acquisition accounted for $181,000 of the increase. The provision for loan losses for the year ended December 31, 2004 totaled $573,000, a decrease of 26.8% over the $784,000 in 2003. The 2003 provision was higher primarily due to the charge off of a commercial line of credit for which a provision for losses of $138,000 was recorded in 2003.

Net interest income for the year ended December 31, 2004 totaled $11,996,000, an increase of 52.1% over the $7,886,000 in 2003. The FNB acquisition accounted for $2,276,000 of this increase. The 2004 results also include a $692,000 or 26.2% increase in non-interest income from $2,645,000 in 2003 to $3,337,000 in 2004. The FNB acquisition accounted for $582,000 of the increase. The increase is primarily due to increases in deposit account charges of $566,000 combined with gains on the sale of investments of $106,000. Operating expenses increased $2,598,000 or 34.4% from $7,552,000 in 2003 to $10,150,000 in 2004. This increase is due primarily to increased compensation and occupancy costs associated with branch expansion, professional fees and the previously discussed $350,000 litigation charge. The FNB acquisition accounted for $1,685,000 of the increase.

The Company has also initiated a quarterly cash dividend program and the dividend for the first quarter 2005 will be $0.05 per share. The dividend will be payable on March 1, 2005 to shareholders of record on February 15, 2005.

American Community Bancshares, Inc. headquartered in Charlotte, NC is the holding company for American Community Bank and First National Bank of the Carolinas. American Community Bank is a full service community bank, headquartered in Monroe, NC with five offices in Union County (North

Carolina’s fastest growing county) and three offices in Mecklenburg County, home of Charlotte, North Carolina’s largest city and the nation’s second largest financial center. A ninth branch is in the renovation phase in the Southend area of Charlotte and should open during the second quarter of 2005. First National Bank of the Carolinas is a full service community bank, headquartered in Gaffney, SC has three offices in Cherokee County. A fourth branch is currently under construction in the town of Tega Cay located in York County, SC and should also open during the second quarter of 2005. The Banks provide a wide assortment of traditional banking and financial services offered with a high level of personal attention. American Community Bancshares’ website is www.americancommunitybank.com. American Community Bancshares stock is traded on the NASDAQ SmallCap market under the symbol “ACBA” with stock warrants traded under “ACBAW”. For more information contact- Stephanie Helms, Director of Shareholder Relations or Dan Ellis, Chief Financial Officer at (704) 225-8444.

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Balance Sheet

	December 31,
	2004	2003 (a)
Assets
Cash and due from banks	$9,489	$7,330
Interest-earning deposits with banks	6,521	11,012
Investment securities	54,019	52,069
Loans	307,826	204,533
Allowance for loan losses	(3,488)	(2,529)

Net loans	304,338	202,004
Accrued interest receivable	1,697	1,131
Bank premises and equipment	8,741	5,339
Non-marketable equity securities	2,459	792
Other real estate owned	311	117
Goodwill	9,838	—
Other assets	1,676	1,459

Total assets	$399,089	$281,253

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$45,352	$29,782
Interest bearing	261,164	178,381

Total deposits	306,516	208,163
Borrowings	54,169	48,319
Accrued expenses and other liabilities	1,278	582

Total liabilities	361,963	257,064
Total stockholders’ equity	37,126	24,189

Total liabilities and stockholders’ equity	$399,089	$281,253

Ending shares outstanding	3,489,249	2,825,709
Book value per share	$10.64	$8.56

(a)	Derived from audited financial statements

American Community Bancshares, Inc.

(Amounts in thousands except per share data)

(Unaudited)

Consolidated Income Statements

	Three Months Ended December 31,		Year ended December 31,
	2004	2003	2004	2003 (a)
Total interest income	$5,290	$3,458	$18,216	$13,055
Total interest expense	1,780	1,274	6,220	5,169

Net interest income	3,510	2,184	11,996	7,886

Provision for loan losses	158	148	573	784

Net interest income after provision for loan losses	3,352	2,036	11,423	7,102

Non-interest income
Service charges on deposit accounts	628	372	2,306	1,740
Mortgage banking operations	119	72	364	517
Realized gains on sale of securities	7	—	106	—
Other	130	98	561	388

Total non-interest income	884	542	3,337	2,645

Non-interest expense
Salaries and employee benefits	1,255	1,022	4,860	3,854
Occupancy and equipment	472	409	1,755	1,363
Other	1,191	665	3,535	2,335

Total non-interest expense	2,918	2,096	10,150	7,552

Income before income taxes	1,318	482	4,610	2,195
Provision (benefit) for income taxes	488	175	1,713	807

Net income	$830	$307	$2,897	$1,388

Net income per share
Basic	0.24	0.11	0.88	0.49
Diluted	0.21	0.10	0.79	0.48

Weighted average number of shares outstanding
Basic	3,472,863	2,824,376	3,274,837	2,824,376
Diluted	3,989,045	3,053,723	3,675,574	2,877,301

(a)	Derived from audited financial statements

American Community Bancshares, Inc.

(Amounts in thousands except share and per share data)

(Unaudited)

Consolidated Balance Sheet

	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003 (a)
Assets
Cash and due from banks	$9,489	$7,448	$5,960	$9,351	$7,330
Interest-earning deposits with banks	6,521	10,608	5,774	7,520	11,012
Investment securities	54,019	46,769	51,488	48,908	52,069
Loans	307,826	290,398	283,995	212,066	204,533
Allowance for loan losses	(3,488)	(3,478)	(3,413)	(2,645)	(2,529)

Net loans	304,338	286,920	280,582	209,421	202,004
Accrued interest receivable	1,697	1,537	1,407	1,184	1,131
Bank premises and equipment	8,741	8,263	8,284	5,267	5,339
Foreclosed real estate	311	214	122	21	117
Non-marketable equity securities at cost	2,459	1,392	1,088	672	792
Goodwill	9,838	10,149	10,125	—	—
Other assets	1,676	2,272	3,285	1,774	1,459

Total assets	$399,089	$375,572	$368,115	$284,118	$281,253

Liabilities and stockholders’ equity
Deposits
Non-interest bearing	$45,352	$40,977	$41,718	$35,638	$29,782
Interest bearing	261,164	244,208	238,277	175,195	178,381

Total deposits	306,516	285,185	279,995	210,833	208,163
Borrowings	54,169	52,164	51,578	47,928	48,319
Accrued expenses and other liabilities	1,278	1,946	1,865	851	582

Total liabilities	361,963	339,295	333,438	259,612	257,064
Total stockholders’ equity	37,126	36,277	34,677	24,506	24,189

Total liabilities and stockholders’equity	$399,089	$375,572	$368,115	$284,118	$281,253

Ending shares outstanding	3,489,249	3,471,228	3,446,753	2,827,709	2,825,709
Book value per share	10.64	10.45	10.06	8.67	8.56

(a)	Derived from audited consolidated financial statements

American Community Bancshares, Inc.

Consolidated Income Statements

(Amounts in thousands except share and per share data)

(Unaudited)

Three months ended	December 31, 2004	September 30, 2004	June 30, 2004	March 31, 2004	December 31, 2003
Total interest income	$5,290	$4,971	$4,421	$3,534	$3,458
Total interest expense	1,780	1,602	1,492	1,346	1,274

Net interest income	3,510	3,369	2,929	2,188	2,184
Provision for loan losses	158	157	140	118	148

Net interest income after provision for loan loss	3,352	3,212	2,789	2,070	2,036

Non-interest income
Service charges on deposit accounts	628	628	585	465	372
Mortgage banking operations	119	71	108	66	72
Realized gains on sale of securities	7	41	—	58	—
Other	130	129	189	113	98

Total non-interest income	884	869	882	702	542

Non-interest expense
Salaries and employee benefits	1,255	1,278	1,316	1,011	1,022
Occupancy and equipment	472	474	440	369	409
Other	1,191	836	874	634	665

Total non-interest expense	2,918	2,588	2,630	2,014	2,096

Income before income taxes	1,318	1,493	1,041	758	482
Provision for income taxes	488	556	386	283	175

Net income	$830	$937	$655	$475	$307

Net income per share
Basic	$0.24	$0.27	$0.20	$0.17	$0.11
Diluted	$0.21	$0.25	$0.18	$0.15	$0.10
Weighted average number of shares outstanding
Basic	3,472,863	3,453,019	3,344,713	2,826,039	2,824,376
Diluted	3,989,045	3,784,314	3,703,920	3,145,162	3,053,723
Return on average equity	8.99%	10.55%	8.16%	7.84%	5.12%
Return on average assets	0.85%	1.00%	0.73%	0.69%	0.45%
Net interest margin	3.97%	3.97%	3.46%	3.38%	3.42%
Allowance for loan losses to total loans	1.13%	1.20%	1.20%	1.25%	1.24%
Net charge-offs to avg loans (annualized)	0.20%	0.13%	0.09%	0.00%	0.27%
Nonperforming loans to total loans	0.29%	0.31%	0.13%	0.13%	0.16%
Nonperforming assets to total assets	0.30%	0.30%	0.14%	0.12%	0.17%